ePlus Reports Fiscal Year 2006 Financial Results and Preliminary Fiscal Year 2007 Revenues

HERNDON, VA – August 16, 2007– ePlus inc. (OTC: PLUS - news), announced record revenues for its fiscal year ended March 31, 2006 (“FY06”).  Revenues during FY06 increased 12.4% to $647.3 million from $575.8 million for the prior fiscal year (“FY05”), and the Company recorded a net loss of $521 thousand, as compared to $25.7 million earnings in FY05.  Basic and diluted loss per share in FY06 was $0.06 as compared to earnings per share of $2.89 (basic) and $2.73 (diluted) in FY05.   In FY06, as a result of a fraud by one of its lessees, the Company incurred $10.2 million of expenses.  The Company also incurred $2.6 million of expenses relating to prosecuting a patent-infringement lawsuit in FY06.  In FY05, revenues included fees and other income of $37.0 million related to the settlement of a prior patent-infringement lawsuit.

The Company is reporting preliminary results for its fiscal year ended March 31, 2007 (“FY07”).  Total revenues were approximately $798 million, a 23.3% increase over FY06.  Revenues in FY07 include a patent-infringement lawsuit settlement of $17.5 million. This preliminary result is subject to change.

Financial Results for the Fiscal Year and Quarter Ended March 31, 2006

The Company generated total revenues of $647.3 million for FY06, as compared to total revenues of $575.8 million in FY05, an increase of 12.4%.  This increase is primarily the result of a 21.2% increase in sales of product and services to $583.1 million, as compared to $481.0 million in the prior fiscal year.  Sales of product and services represented 90.1% of total revenue for FY06, and a gross margin on sales of product and services of 10.0% for both fiscal years.   A substantial portion of sales of product and services are from sales of Hewlett Packard and Cisco products, which represented approximately 28.0% and 22.0% of sales, respectively, in FY06.

In FY06, lease revenues increased 6.1% to $49.2 million from $46.3 million for the prior fiscal year. The net investment in leased assets was $205.8 million as of March 31, 2006, a 9.0% increase from $188.9 million as of March 31, 2005. The increase in lease revenue is predominately due to an increase in the operating lease portfolio.  Fee and other income was $13.4 million, a decrease of 72.4% over the prior fiscal year. The decrease in fee and other income is primarily attributable to a $37.0 million payment we received in the settlement of our patent-infringement litigation against Ariba, Inc. that was recorded in FY05.

Cost of sales, product and services increased 21.3% to $525.0 million in FY06 as compared to $432.8 million in the prior fiscal year. This increase corresponds to a similar increase in sales of product and services.  Direct lease costs increased 45.9% to $16.7 million for FY06, as compared to $11.4 million for the prior fiscal year. The largest component of direct lease costs is depreciation expense for operating leased equipment. Investment in operating leases increased 56.1% as of March 31, 2006 as compared to the prior fiscal year.

Professional and other fees for FY06 decreased 28.9% to $6.7 million, primarily due to a decrease in expenses related to pursuit of patent-infringement litigation.  Salaries and benefit expenses increased 14.7% to $62.3 million for the year, due in part to an increase in the number of employees and the subsequent increase in employee benefit costs.  Share-based compensation expense was $621 thousand in FY06 and $(20) thousand in FY05.  We employed 637 people as of March 31, 2005 compared to 680 people as of March 31, 2006.  General and administrative expenses increased 1.9% to $18.6 million for FY06 as compared to the prior fiscal year. The increase is largely due to expenses relating to higher sales volume and depreciation costs for new property and equipment acquisitions.  Interest and financing costs increased 23.4% to $7.3 million for the year, due to an increasing non-recourse debt portfolio and increasing debt rates on new financings. Non-recourse notes payable increased 11.4% to $128.0 million for FY06 as compared to the prior fiscal year.

In FY06, the Company accrued for a settlement of litigation by GMAC Commercial Finance, LLC (“GMAC”) of $6.0 million and a total of $4.1 million related to a judgment for Banc of America Leasing and Capital, LLC (“BoA”) against us.  The GMAC settlement occurred in July 2006 and the BoA judgment occurred in February, 2007.  The payments stem from a fraud perpetuated against the Company by one of its lessees, and the Company is seeking to recover its losses through insurance and other means.

The FY06 loss per share was calculated using weighted average common shares outstanding of 8,347,727 for both basic and diluted.  Earnings per share in FY05 are based on 8,898,296 (basic) and 9,409,119 (diluted) shares outstanding.

For the quarter ended March 31, 2006, the Company incurred a net loss of $4.6 million, which includes $10.2 million in the litigation settlement and judgment, as compared to net earnings of $19.4 million for the same quarter in the prior year, which includes $37.0 million in revenues from the patent settlement.  Fully diluted loss per share for the fourth quarter was $0.54 in FY06 as compared to $2.06 earnings per share for the same quarter in FY05.   Revenues for the quarter declined 4.8% to $160.2 million, from $168.3 million recorded in the prior year’s quarter.

At March 31, 2006, the Company had cash and cash equivalents of $20.7 million and total stockholders’ equity of $128.6 million, as compared to $38.9 million and $133.3 million, respectively, at March 31, 2005.  Total assets increased 3.8% to $373.9 million at March 31, 2006 as compared to $360.1 million at March 31, 2005.  Investment in leases and leased equipment, net increased 9.0% to $205.8 million from $188.9 million.  The Company repurchased 544,090 shares of common stock during FY06 at a total cost of $7.1 million.

Restatements

The Form 10-K for the fiscal year ended March 31, 2006 contains a restatement of the Consolidated Balance Sheet as of March 31, 2005 and the Consolidated Statements of Operations, Stockholders’ Equity and Cash Flows for each of the fiscal years ended March 31, 2005 and 2004, for each of the four quarters in the fiscal year ended March 31, 2005 and for the first three quarters in the fiscal year ended March 31, 2006 for the effects of errors in accounting for stock options and other items.  The Consolidated Financial Statements and other financial information contained in previously filed or furnished reports for the periods from April 1, 1996 through March 31, 2005 should no longer be relied upon and are superseded by the information in the FY06 Form 10-K.

Investors are encouraged to read the FY06 Form 10-K in its entirety for more information.

Stock Option Accounting Restatement

The Company has completed its previously announced independent investigation of its historical stock option grant practices.  The comprehensive investigation was conducted by the Audit Committee of the Company's Board of Directors with the assistance of independent legal counsel and outside forensic accounting experts.  As a result of its investigation, the Audit Committee determined that the Company misapplied generally accepted accounting principles (“U.S. GAAP”) by using incorrect measurement dates for financial accounting and reporting purposes and did not appropriately account for modifications to stock options.  In addition, the Audit Committee identified instances where documentation of certain grants was lacking.  As a result, the Company recorded additional non-cash stock-based compensation expense and related payroll tax effects in the aggregate amount of $5.2 million before income taxes, and $3.6 million after income taxes, for the period from November 20, 1996, the date of our initial public offering, through March 31, 2005.  As a result, retained earnings as of March 31, 2005, has been restated by $3.6 million, to $85.9 million from $89.5 million.

Of the gross $5.2 million of incremental compensation charges for fiscal years 1997 through 2005, approximately $3.8 million was related to options granted to employees who were neither executive officers nor directors at the time the grants were made, and approximately $1.4 million related to various options granted to individuals who were executive officers or directors at the time the grants were made.

The Audit Committee recommended certain corrective measures to improve the Company's procedures for granting and administering stock options, which the Board of Directors adopted on September 28, 2006.  The Company will implement all of the recommended corrective measures prior to granting any further options.

More information about the Company’s stock option accounting restatement is contained in its FY06 Form 10-K.  Investors are encouraged to read the Form 10-K in its entirety.

Restatement—Other Items

The Company also restated its Consolidated Balance Sheet as of March 31, 2005 and its Consolidated Statements of Cash Flows for the years ended March 31, 2005 and 2004 for the following reasons:

•
The reclassification of liabilities relating to dealer floor plan financing agreements within the Consolidated Balance Sheet from accounts payable-trade to accounts payable – floor planning of $33.0 million as of March 31, 2005, and reclassification of related cash transactions within the Statements of Cash Flows from operating activities to financing activities of $6.5 million and $11.3 million for fiscal years ended March 31, 2004 and 2005, respectively; and

•
The reclassification of cash flows related to payments made by lessees directly to third-party lenders decreased net cash used in operating activities and increased net cash used in financing activities by $19.5 million for the fiscal year ended March 31, 2005 and $19.9 million for the fiscal year ended March 31, 2004.

In addition, certain corrections were made on the Consolidated Statements of Cash Flows between the line items reserves for credit losses and changes in accounts receivable, both of which are in the operating section.

Status of Nasdaq Global Market Delisting

Effective at the opening of business on July 20, 2007, the Company’s common stock was delisted from The Nasdaq Global Market due to non-compliance with financial statement reporting requirements. Specifically, in determining to delist the Company’s common stock, Nasdaq cited the delay of more than one year from the final due date for the filing of the Company’s FY06 Form 10-K with the Securities and Exchange Commission (“SEC”).  In order for the Company to be eligible to be relisted on Nasdaq, all requisite periodic reports must be filed with the SEC, including the FY06 Form 10-K which was filed on August 16, 2007, the Forms 10-Q for the quarters ended June 30, 2006, September 30, 2006, December 31, 2006, and June 30, 2007, as well as the FY07 Form 10-K.  The Company is committed to regaining compliance with all filing and other requirements and obtaining relisting of its common stock on The Nasdaq Global Market as soon as possible.

Percentage changes stated above are calculated on actual numbers from the financial statements, not on the rounded numbers used herein.  Investors are encouraged to read the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006.  Copies are available at http://www.eplus.com// or http://www.sec.gov//, or by contacting the Company at info@eplus.com or (888) 482-1122.

About ePlus inc.

ePlus is a leading provider of technology solutions.  ePlus delivers the choices and tools for organizations to optimize their IT infrastructure and supply chain processes by providing access to world-class IT products and services, top level manufacturer certifications, flexible lease financing, software, and patented business methods. Founded in 1990, ePlus has more than 650 associates in 30+ offices serving more than 2,500 customers.  The company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com/, call 888-482-1122, or email info@eplus.com.

ePlus® and/or other ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.

Note:  Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements.”  Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the effects of the delisting of the Company’s common stock from The Nasdaq Global Market and the quotation of the Company’s common stock in the “Pink Sheets,” including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; the timing of our ability to re-apply to list our shares of common stock on The Nasdaq Global Market; the effects of any lawsuits or governmental investigations alleging, among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; the existence of demand for, and acceptance of, our services; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; and other risks or uncertainties detailed in our SEC filings.

All information set forth in this release and its attachments is as of August 16, 2007.  ePlus inc. undertakes no duty to update this information.  More information about potential factors that could affect ePlus inc.’s business and financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is on file with the SEC and available at the SEC’s website at http://www.sec.gov/.

ePlus inc. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
	2005	2006
	As Restated (1)
REVENUES

Sales of product and services	$480,970,082	$583,067,922
Sales of leased equipment	-	1,727,131
	480,970,082	584,795,053

Lease revenues	46,343,797	49,160,555
Fee and other income	48,484,643	13,362,624
	94,828,440	62,523,179

TOTAL REVENUES (2)	575,798,522	647,318,232

COSTS AND EXPENSES

Cost of sales, product and services	432,838,188	524,966,743
Cost of sales, leased equipment	-	1,689,832
	432,838,188	526,656,575

Direct lease costs	11,444,821	16,695,143
Professional and other fees	9,417,010	6,695,837
Salaries and benefits	54,334,997	62,307,819
General and administrative expenses	18,253,106	18,603,447
Litigation settlement and judgment	-	10,175,697
Interest and financing costs	5,876,869	7,250,200
	99,326,803	121,728,143

TOTAL COSTS AND EXPENSES (3)	532,164,991	648,384,718

Earnings (loss) before provision for income taxes	43,633,531	(1,066,486)

Provision for (benefit from) income taxes	17,927,856	(545,048)

NET EARNINGS (LOSS)	$25,705,675	$(521,438)
NET EARNINGS (LOSS) PER COMMON SHARE—BASIC	$2.89	$(0.06)
NET EARNINGS (LOSS) PER COMMON SHARE—DILUTED	$2.73	$(0.06)

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	8,898,296	8,347,727
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	9,409,119	8,347,727

(1)  See Note 2, “Restatement of Consolidated Financial Statements,” of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006.
(2)  Includes amounts from related parties of $37,990 and $2,459 for the fiscal years ended March 31, 2005 and 2006, respectively.
(3)  Includes amounts to related parties of $520,711 and $908,830 for the fiscal years ended March 31, 2005 and 2006, respectively.

ePlus inc. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	As of March 31, 2005	As of March 31, 2006
	As Restated (1)

ASSETS

Cash and cash equivalents	$38,851,714	$20,697,373
Accounts receivable--net	93,555,462	103,059,617
Notes receivable	114,708	329,775
Inventories	2,116,855	2,292,266
Investment in leases and leased equipment—net	188,856,279	205,773,701
Property and equipment—net	6,647,781	5,629,367
Other assets	3,859,791	10,038,040
Goodwill	26,125,212	26,125,212
TOTAL ASSETS	$360,127,802	$373,945,351

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable—equipment	$8,352,375	$7,732,760
Accounts payable—trade	14,168,287	19,235,381
Accounts payable—floor plan	32,978,262	46,689,029
Salaries and commissions payable	771,487	4,123,547
Accrued expenses and other liabilities	41,586,185	33,346,250
Income taxes payable	-	103,981
Recourse notes payable	6,264,897	6,000,000
Non-recourse notes payable	114,838,994	127,973,456
Deferred tax liability	7,841,612	165,200
Total Liabilities	226,802,099	245,369,604

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 25,000,000 shares authorized; 10,807,392 issued and 8,581,492 outstanding at March 31, 2005; and 11,037,213 issued and 8,267,223 outstanding at March 31, 2006	108,074	110,372
Additional paid-in capital	70,044,108	72,810,569
Treasury stock, at cost, 2,225,900 and 2,769,990 shares, respectively	(22,887,881)	(29,983,925)
Deferred compensation expense	(37,532)	(24,976)
Retained earnings	85,898,269	85,376,831
Accumulated other comprehensive income—foreign currency translation adjustment	200,665	286,876
Total Stockholders’ Equity	133,325,703	128,575,747
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$360,127,802	$373,945,351

(1)  See Note 2, “Restatement of Consolidated Financial Statements,” of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

Contact:	Kley Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150